UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

Q2 HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13785 Research Blvd., Suite 150
Austin, Texas 78750
(Address of principal executive offices, including zip code)

(512) 275-0072
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

Q2 Holdings, Inc. (the “Company”) held its 2015 annual meeting of stockholders on June 9, 2015.  Holders of an aggregate of 37,190,201 shares of the Company’s common stock at the close of business on April 24, 2015 were entitled to vote at the meeting, of which 36,037,048, or 96.90%, of the eligible shares were represented in person or by proxy.  The matters voted upon at the meeting and the results of those votes are as follows:

Proposal 1: Election of Class I Directors to hold office for three-year terms or until their respective successors are elected and qualified, or their earlier death, resignation or removal.

	For	Withheld	Broker Non-votes
Michael M. Brown	32,949,216	136,647	2,951,185
Jeffrey T. Diehl	32,287,658	798,205	2,951,185
Matthew P. Flake	32,399,484	686,379	2,951,185

Proposal 2: Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstaining
35,978,482	28,517	30,049

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

Date: June 12, 2015	By:	/s/ Jennifer N. Harris
Jennifer N. Harris
Chief Financial Officer